UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27610 (Commission File Number)	11-2882328 (IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
Effective June 26, 2008, LCA Vision Inc. (the Company) entered into Agreements with each of the following executive officers, namely: David L. Thomas, Senior Vice President/Operations; Michael J. Cellebrezze, Senior Vice President/Finance, Interim Chief Financial Officer and Treasurer; Stephen M. Jones, Senior Vice President/Human Resources; and James H. Brenner, Chief Marketing Officer. The terms of each such Agreement essentially are the same and the form of the Agreement is attached as an exhibit to this Report on Form 8-K. The principal terms of the agreements are as follows:

•
The executive’s employment will be for a one year term that will be automatically renewed for successive one year periods, unless either the Company or he provides written notice to the other party not to so renew at least 90 days prior to December 31 of each year.

•
The executive may terminate the Agreement if (A) the Company has breached any material provision of the agreement; (B) there is a material diminution in the executive’s authority, duties or responsibilities; (C) there is a change of more than 35 miles in the executive’s workplace; or (D) a successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company fails to assume all of the Company’s obligations under the Agreement; in each case after notice and failure to cure. The Company may terminate the employment if (i) the executive has breached any material provision and within 30 days after notice thereof, the executive fails to cure such breach; or (ii) the executive at any time refuses or fails to perform, or misperforms, any of his obligations under or in connection with the Agreement in a manner of material importance to the Company and within 30 days after notice the executive fails to cure such action or inaction; or (iii) a court determines that the executive has committed a fraud or criminal act in connection with his employment that materially affects the Company.

•
If the executive's employment is terminated by the Company for any reason other than pursuant to clauses (i) through (iii) above, or by the executive pursuant to clauses (A), (B), (C) or (D) above, or the Company gives notice of non-renewal as described above, the executive shall be entitled to the following severance and benefits: (i) continuation of base salary and benefits for 12 months, (ii) in the case of any such termination occurring after the sixth complete month of the fiscal year of termination, a bonus under the Company’s Executive Cash Bonus Plan for the year of termination in an amount based on actual performance for the year (provided, all subjective individual performance measures will be deemed satisfied), pro-rated for the fraction of the year during which the Employee was employed, and payable when annual bonuses are paid to other senior executives, (iii) all of the executive’s Options and Time-Based Restricted Share Awards will vest in full, (iv) the executive will be issued shares under outstanding Performance-Based Restricted Share Awards based on the actual level of achievement of the performance criteria for the applicable performance period applicable to the Awards, pro-rated to reflect the number of days from the start of the applicable performance period to the date the executive ceases to be employed by the Company divided by the total number of days in the applicable performance period, any such shares to be issued to the executive at the same time as shares are issued to other senior executive officers; and (v) specified accrual obligations.

•
In the event of a Change in Control (as defined under the Company’s 2006 Stock Incentive Plan) all of the executive’s Options and Time-Based Restricted Share Awards will vest in full and all of the executive’s Performance-Based Restricted Share Awards will be treated as earned at target (if the performance period is not then completed) and the shares subject thereto will be issued to the executive within 10 days of such Change in Control.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1. Form of Agreement between LCA-Vision and its executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Steven C. Straus
Steven C. Straus
Chief Executive Officer

Date: July 1, 2008